Exhibit 5.5

[Letterhead of Mason Hayes & Curran]

Masonite International Inc.
Masonite Corporation

Masonite International Corporation

Masonite Ireland

Masonite Europe

Masonite Components

13 April 2007	OUR REF:	DOS/KH/33706.0002

Masonite International Inc., Masonite Corporation, Masonite International Corporation, Masonite Ireland, Masonite Europe and Masonite Components

We have acted as counsel to Masonite Ireland, Masonite Europe and Masonite Components, all companies incorporated under the laws of Ireland (together the “Local Guarantors” and each a “Local Guarantor”) in reviewing the execution of the Exchange and Registration Rights Agreement, dated as of October 6, 2006 (the “Registration Rights Agreement”) and in connection with the Registration Statement on Form F-4 (the “Registration Statement”) filed by Masonite International Inc. (the “Parent”), Masonite Corporation (“Masonite US”) and Masonite International Corporation (“Masonite Canada”), as issuers, and certain guarantors, including the Local Guarantors, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to: (i) the issuance by Masonite US of up to $412,000,000 aggregate principal amount of 11% Senior Subordinated Notes due 2015 (collectively, the “US Notes”); (ii) the issuance by Masonite Canada of up to $358,000,000 aggregate principal amount of 11% Senior Subordinated Notes due 2015 (collectively, the “Canadian Notes” and, together with the US Notes, the “Notes”); (iii) the issuance by the Local Guarantors of guarantees (the “US Guarantees”) along with the issuance by certain other guarantors of guarantees with respect to the US Notes; and (iv) the issuance by the Local Guarantors of guarantees (the “Canadian Guarantees” and together with the US Guarantees, the “Guarantees”) along with the issuance by certain other guarantors of guarantees with respect to the Canadian Notes.

We have advised that the US Notes and the US Guarantees in respect thereof will be issued under and pursuant to the Indenture (the “US Indenture”), dated as of October 6, 2006 among Masonite US, as issuer, and certain guarantors, including the Local Guarantors, and The Bank of New York, as trustee (the “Trustee”), governing the US Notes. The Canadian Notes and the Canadian Guarantees in respect thereof will be issued under and pursuant to the Indenture (the “Canadian Indenture” and, together with the US Indenture, the “Indentures”), dated as of October 6, 2006 among Masonite

Canada, as issuer, and certain guarantors, including the Local Guarantors, and the Trustee, governing the Canadian Notes.

The US Notes are being offered in exchange for the unregistered Senior Subordinated Notes due 2015 of Masonite US and the Canadian Notes are being offered in exchange for the unregistered Senior Subordinated Notes due 2015 of Masonite Canada.

We have been requested to render a legal opinion in connection with the signing and execution by each Local Guarantor of:

(a)                                  the Registration Rights Agreement; and

(b)                                 the Indentures.

This opinion is limited to the laws of Ireland as at the date hereof and as currently applied by the courts of Ireland and is given on the basis that it will be governed and construed in accordance with these laws. We express no opinion about the law of any other jurisdiction.

In this legal opinion any reference to “Ireland” shall mean the Republic of Ireland and the word “Irish” shall be construed accordingly. All words and expressions used in this legal opinion shall have the same meaning as ascribed thereto in the Transaction Documents (as hereinafter defined) unless otherwise indicated or required by the context.

1.                                      Opinion Documents

As counsel to the Local Guarantors, we have examined, but have not participated in the negotiation, preparation or settlement of:

(a)                                  scanned executed email copies of the Registration Rights Agreement;

(b)                                 scanned executed email copies of each of the Indentures;

(c)                                  the minutes of a meeting of the board of directors of each of the Local Guarantors, each such meeting being held on 31 March 2005 (together the “Section 60 Minutes” and each a “Section 60 Minute”), to acknowledge and approve (amongst other things) the participation by each of the Local Guarantors in the transactions related to the Acquisition (as that term is defined in the Section 60 Minutes) and the financing of the Acquisition, including (but not limited to) the authorisation and execution of certain documentation associated with the Acquisition and the financing of the Acquisition (defined in the Section 60 Minutes and herein as the “Documents”), where the term Documents includes (but is not limited to) the Loan Notes (as that term is defined in the Section 60 Minutes and where the Loan Notes referred to in the Section 60 Minutes are one and the same as the Notes referred to hereinbefore and which will be hereinafter referred to as the Loan Notes) and such other documents, certificates and/or instruments as are required in relation to the Loan Notes;

(d)                                 scanned executed email copies of the corporate certificates, all dated 13 April 2007, and each given by a director of each of the Local Guarantors (the “Corporate Certificates”);

(e)                                 faxed copies Irish Companies Registration Office (CRO) searches against each of the Local Guarantors, together with faxed copy search conducted in the Central Office of the High Court for possible lodgment of petitions against each Local Guarantor, faxed copy Judgment Office search and faxed copy Sheriff search against each Local Guarantor, all dated 13 April 2007 (collectively the “Searches”, copies of which are exhibited in the Third Schedule hereto); and

(f)                                   scanned email list of participants for the Notes, as provided by Simpson Thacher & Bartlett LLP, confirming that the total number of holders is, as of the date hereof, below 100.

(The documents referred to in paragraphs (a) to (b) shall be referred to collectively as the “Transaction Documents” and the documents referred to in paragraphs (a) to (f) shall collectively be referred to as the “Opinion Documents”).

We understand that, when issued, the US Notes will be unconditionally guaranteed on an unsecured, senior subordinated basis by each Local Guarantor, among others, and that, when issued, the Canadian Notes will be unconditionally guaranteed on an unsecured, senior subordinated basis by each Local Guarantor, among others. The US Guarantees are described and included in the US Indenture and the Canadian Guarantees are described and included in the Canadian Indenture.

We have examined such records relating to each of the Local Guarantors, such certificates of officers of the Local Guarantors, public officials and others and originals, copies or facsimiles of such other agreements, instruments, certificates and documents as we have deemed necessary or advisable as a basis for the opinions express below. In particular, as to certain matters of fact relevant to the opinions expressed below, we have relied on certificates of officers of the Local Guarantors, copies of which have been provided to you.

2.                                      Assumptions

For the purposes of our opinions expressed below, we have assumed (without independent investigation or verification) the matters set out in Schedule 1 hereto (such assumptions hereinafter collectively referred to as the “Assumptions”).

3.                                      Qualifications

This opinion is rendered subject to the reservations and qualifications set out in Schedule 2 hereto (such reservations and qualifications hereinafter collectively referred to as the “Qualifications”).

4.                                      Opinion

Based on the Opinion Documents, relying upon the Assumptions and subject to the Qualifications, we are of the opinion that, as at the date hereof:

1.                                       Each Local Guarantor is validly existing under the law of Ireland and has duly authorized, executed and delivered the Indentures in accordance with their respective memoranda and articles of association and the law of Ireland.

2.                                       The execution, delivery and performance by each Local Guarantor of the Indentures and the Guarantees do not and will not violate the law of Ireland.

3.                                       The execution, delivery and performance by each Local Guarantor of the Indentures and the Guarantees contained therein do not and will not (based on the Opinion Documentation that has been furnished to us as Local Counsel) constitute a breach or violation of any agreement or instrument that is binding upon any of the Local Guarantors under the laws of Ireland.

4.                                       The execution and delivery by each Local Guarantor of the Indentures and the performance of each Local Guarantors’ respective obligations thereunder have been duly authorized by all necessary corporate action on the part of each Local Guarantor and that each of the Indentures has been duly executed and delivered (to the extent such delivery is governed by the law of the Ireland) by each Local Guarantor as of the date hereof.

5.                                       The Guarantees have been duly authorized by each Local Guarantor.

The opinions expressed above are rendered solely for the benefit of the addressees in connection with the transactions herein described and may not be used or relied upon by you for any other purpose or used or relied upon by any other person for any purpose whatsoever without our prior written consent except that copies of this opinion letter may be furnished to your counsel Simpson Thacher & Bartlett LLP, which may rely upon the opinions set forth herein as though addressed to it.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Yours faithfully,

/s/ Mason Hayes+Curran

MASON HAYES+CURRAN

SCHEDULE 1

“Assumptions”

1.                                       The genuineness of all signatures (whether on originals or copies of the Opinion Documents).

2.                                       The legal capacity of all natural persons.

3.                                       The authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as notarial, certified, conformed, photostatic or facsimile copies thereof, including the Opinion Documents.

4.                                       That there have been no erroneous statements of fact made in any certificates of public officials, including the Opinion Documents, and we have relied on the completeness and accuracy of the public records and the currency of the information contained therein as of the dates indicated therein, although such records are known on occasion to contain errors and to be otherwise incomplete.

5.                                       The completeness and accuracy of all statements of fact set forth in each of the Corporate Certificates.

6.                                       That each Local Guarantor (and in particular, the directors and secretary of each respective Local Guarantor) has received and fully considered legal advice from Irish counsel regarding the execution by each of them of each of the Transaction Documents and that such executions do not constitute unlawful financial assistance by any of the Local Guarantors, for the purposes of section 60 of the Company Act, 1963 (as amended).

7.                                       That the copy of the memorandum and articles of association in respect of each Local Guarantor submitted to us is correct and up to date.

8.                                       That the copies produced to us of minutes of meetings and/or resolutions are true copies and correctly record the proceedings at such meetings and the subject matter which they purport to record.

9.                                       That any meetings referred to in such copies were duly convened and held, that those present at any such meetings acted bona fide throughout, that all resolutions set out in such copies were duly passed and that no further resolutions have been passed, or corporate or other action taken which would or might alter the effectiveness thereof.

10.                                 That the execution, delivery and performance by each of the Local Guarantors of each of the Transaction Documents is authorised under the Section 60 Minutes pertaining to of each of the Local Guarantors respectively, by virtue of the fact that each of the Transaction Documents is a document required in relation to the Loan Notes. Accordingly, each of the Transaction Documents falls within the defined term “Documents” (as that term is defined in each of the Section 60 Minutes and hereinbefore).

11.                                 That there is no provision of the laws of any relevant jurisdiction (other than Ireland) that would have a bearing on matters opined on herein.

12.                                 That there are no agreements or arrangements in existence between the parties to any of the Transaction Documents which in any way amend or vary the terms of the transactions as disclosed or contemplated by each of the Transaction Documents which we have seen.

13.                                 That each of the parties to the Transaction Documents incorporated in a jurisdiction other than Ireland:

(a)                                  has been duly incorporated and is validly existing and has the necessary power, authority and capacity to enter into the same and to perform its obligations thereunder under the laws of the jurisdiction under which it is constituted, and

(b)                                 has complied with all laws and regulations applicable to the transactions contemplated by the Transaction Documents and obtained all governmental and other consents, licences and approvals required for the execution and performance thereof by the laws of the jurisdiction under which the same is to be performed (including such filing, registration, recording or enrolling of the Transaction Documents with any such jurisdiction as may be required to ensure the legality, validity, enforceability or admissibility in evidence thereof), and that the Transaction Documents have been duly executed on its behalf by a person or persons duly authorised to do so on its behalf and duly delivered in accordance with the laws of the jurisdiction under which it is constituted.

14.                                 That all obligations under the Transaction Documents are valid, legally binding upon, and enforceable against the parties thereto as a matter of all relevant laws (other than the laws of Ireland).

15.                                 That under the governing law of each of the Indentures, none of the Indentures creates a security interest against any of the assets of the Local Guarantors.

16.                                 That the results of the searches carried out against each of the Local Guarantors in the CRO and at the Central Office of the High Court and such other of the Searches are correct.

17.                                 That each of the Local Guarantors, the Parent, Masonite US, Masonite Canada and certain of the other direct and indirect Subsidiaries (as that term is defined in the Indentures) of Masonite US are members of the same group of companies, consisting of a holding company and its subsidiaries (within the meaning of section 155 of the Companies Act, 1963 (as amended)), for the purposes of Section 35 of the Companies Act, 1990 (as amended) and that accordingly there is no breach of section 31 of the Companies Act, 1990.

18.                                 That none of the Local Guarantors was insolvent (i.e. unable to pay its debts within the meaning of section 214 of the Companies Act, 1963 (as amended)) at the time each of them entered into the Transaction Documents to which they are a party and did not as a consequence of any execution of such Transaction Documents become unable to pay its debts as they fall due within the meaning of the section.

19.                                 That the Transaction Documents have not been entered into in connection with money laundering or other unlawful activity.

20.                                 That the entry into and performance by each of the Local Guarantors of each of the Transaction Documents to which it is a party is in the best interests of each of them and is for proper purposes and that there are reasonable grounds for believing that such entry into and performance are for each Local Guarantor’s corporate benefit and the directors have exercised their powers bona fide.

SCHEDULE 2

“Reservations/Qualifications”

1.                                       We are giving no opinion on any matters other than those specifically referred to in paragraph 4 hereof. Without prejudice to the generality of the foregoing no opinion is given on the legality, enforceability and validity of any of the Transaction Documents, as each of them is stated to be subject to the laws of New York.

2.                                       This opinion is expressly given upon the terms that no due diligence has been carried out by us and that no investigation or diligence in respect of any matter which may appear on the files of any of the Local Guarantors in the CRO after the date of the Searches (other than such matters as are disclosed by the Searches) or which may have appeared on the files of any of the Local Guarantors prior to the date of the above Searches but was not available for actual inspection by us as of such date is required of us by you.

3.                                       We express no opinion on the contractual terms of any of the Transaction Documents other than by reference to the legal character thereof under Irish law.

4.                                       Our opinions at paragraph 4.1.5 are subject to the qualification that the Convention on the Law Applicable to Contractual Obligations (the “Rome Convention”) (other than Article 7(1)) applies in Ireland and therefore the recognition by the courts of Ireland of the choice of the law of New York as the governing law in each of the Transaction Documents will be applied, subject to the requirements of the Rome Convention. Therefore, for example, if a provision of the governing law is contrary to the public policy of Ireland then that provision will not be given effect to by an Irish court. Furthermore, for example, any provision of Irish law which is mandatory will be applied by an Irish court regardless of stated the governing law in of each of the Transaction Documents.

5.                                       In our opinion a judgment of a court of New York will not be directly enforceable in Ireland. However, if the judgement is:

(a)          final and conclusive with no possibility of appeal;

(b)         not impeachable on the basis of public policy, constitutional justice, fraud or want of jurisdiction (e.g. judgment given in default of appearance or insufficient time given to defend the proceedings) ;

(c)          based on a personal action for debt for a specific sum of money;

(d)         not inconsistent with a judgement of the courts of Ireland on the same matter; and

the relevant proceedings commence in Ireland within six years of the date of the judgment of the courts of New York then the plaintiff may seek summary judgment in proceedings in Ireland on the basis that the defendant has no defence to the claim. If the service of the New York proceedings was in accordance with the requirements of New York law then an Irish court should recognise the effectiveness of this service as long as it was not impeachable on the basis of constitutional injustice, public policy or fraud. However, any proceedings to seek summary judgment on the basis of a New York judgment must be served and processed in compliance with Irish law.

6.                                       While an Irish court may give judgment in a currency other than Euro, it may decline to do so in its discretion. If enforcement takes place in connection with any winding up, liquidation, insolvency, court protection, bankruptcy or similar proceedings then an Irish court might require that not only are debts converted into Euro but also that this take place on the basis of a specified conversion rate on a specified date (e.g. date of presentation of a petition for the winding up of a company).

7.                                       If a petition is presented for the appointment of an examiner to any of the Local Guarantors then certain matters including the commencement or continuation or enforcement of proceedings cannot take place without the leave of the court.

SCHEDULE 3

“Searches”

End of Opinion